As filed with the Securities and Exchange Commission on October 5, 2011 Registration No. 333--176719

UNITED STATES SECURITIES AND EXCHANGE COMMISSION


Washington, D.C. 20549

                       FORM S-1A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                 ML CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada                           6199                        33-1219511
(State or Other Jurisdiction of (Primary Standard Industrial (IRS Employer
Incorporation or Organization)  ClassificationNumber)        Identification
                                                             Number)

                     16810 Avenue of the Fountains
                     Fountain Hills, AZ. 85268
                     (480) 516-3394

(Address, including zip code, and telephone number, including area codc, of registrant's principal executive offices)


                      Lisa Nelson
                      President and Chief Executive Officer
                      ML CAPITAL GROUP, INC.
                      16810 Avenue of the Fountains
                      Fountain Hills, AZ. 85268
                      (480) 516-3394
              (Address, including zip code, and telephone number, including area code, of agent for service)


                         Copies to:

                        Michael W. Berg, Esq.
                        8426 Shea
                        Scottsdale. AZ. 85260
                        Telephone No.: (480) 664-6654
                        Facsimile No.: (480) 664-6656


Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.



If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 41 5 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of large accelerated filer, accelerated filer and smaller reporting company in Rule 12b-2 of the Exchange Act.
(Check one):

Large accelerated filer []                       Accelerated filer []
Non-accelerated filer   []                       Smaller reporting company [x]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class   Amount to Be Proposed Maximum Proposed  Amount
of Securities         Registered   Offering Price   Maximum   of
to Be to be Registered             per share        Aggregate Registration
Common Stock                                        Offering
Par value $0.0001                                   Price
per share                500,000     $      0.30     $150.000  $    17.42
Common Stock
Par value $0.0001
per share            14,043,487      $      0.30   $4,213,030  $   489.13
Total                14,543,487      $             $4,363,030  $   506.55

(1)
In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)
The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3)
This registration statement also covers the resale under a separate resale prospectus (the Resale Prospectus) by the selling stockholders of the Registrant of up to 14,043 ,487 shares of common stock, $0.0001 par value per share (the Common Stock).

(4)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price of the shares that were sold to our shareholders in a private placement pursuant to an exemption from registration under the Securities Act. The price of $0.30 is a fixed price at which the selling stockholders may sell their shares until our common stock is quoted on a national exchange, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

Remainder of this page left blank

ML CAPITAL GROUP, INC.

500,000 SHARES OF COMMON STOCK

This prospectus relates to both (i) the initial public offering of our common stock, in which we are offering a maximum of 500,000 shares of our common stock, and (ii) the resale by certain selling stockholders of ML CAPITAL GROUP, INC. of up to 14,043,487 shares of common stock held by selling stockholders of ML CAPITAL GROUP, INC.. No public market currently exists for the securities being offered. While we will receive proceeds from our own sale of our common stock, we will not receive any of the proceeds from the sale of the shares by the selling stockholders.

In our initial public offering, we are offering for sale a total of 500,000 shares of common stock at a fixed price of $.30 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Lisa Nelson, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. Ms. Nelson will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $.30 per share for a period of 16 months from the effective date of this prospectus.

In the resale by certain selling stockholders, the selling stockholders will be offering our shares of common stock at a fixed price of $0.30 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an underwriter as such term is defined in the Securities Act of 1933, as amended (the Securities Act).

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in Risk Factors beginning on page 5 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyones investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We and the selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is August 10, 2011























ML CAPITAL GROUP, INC
PROSPECTUS
DATED August 10, 2011

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.


A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as may, should, expects, plans, anticipates, believes, estimates, predicts, potential or continue or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors, that may cause our or our industrys actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the Company, we, our, us or ML CAPITAL GROUP, INC. refer to ML CAPITAL GROUP, INC. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the Risk Factors section, the financial statements, and the notes to the financial statements.

Our Company

ML CAPITAL GROUP, INC. was incorporated on September 27, 2009, under the laws of the State of Nevada, for the purpose of conducting assistance with financing needs of MicroCap corporations.


Summary Financial Information

The tables and information below are derived from our audited financial statements for the period from September 17, 2009 (Inception) to May 31,2011. Our working capital as at May 31, 2011 was $3823.


                                                          As of May 31, 2011

Cash                                                      12,317
Total Assets                                              12,317
Total Liabilities                                          8,494
Stockholders Equity                                        3,823


                                                          Results of
                                                          operations
                                                          from
                                                          inception
                                                          to May
                                                          31,2011

Statement of Operations
Total Expenses                                            14,884
Net Loss for the Period                                   14,884
Net Loss per Share                                        (0.034)



The Offering




Securities offered:   We are offering up to 500,000 shares of our common stock.

                      The selling stockholders are hereby offering up to 14,043,487 shares of our common stock.

Offering price:       The selling stockholders will offer and sell their shares
                      of common stock at a fixed price of $0.30 per share until our shares are quoted on the OTC Bulletin Board, if our shares of common stock are ever quoted on the OTC
                      Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.



Shares
outstanding
prior to offering:    62,543,487





Shares
outstanding
after offering:       63,043,487




Market for
the common
shares: There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the -counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (FINRA) for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

                     There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.



Use of proceeds:     We intend to use the net proceeds from the sale of our
                     500,000 shares (after deducting estimated offering expenses payable by us) as working capital for our exploration activities. See Use of Proceeds on page 11 for more information on the use of proceeds. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders who are simultaneously offering 14,043,487 shares of common stock under this prospectus.

We will not receive any proceeds from the sale of shares by the selling stockholders.

Risk Factors
The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See Risk Factors beginning on page 5.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our companys common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO OUR BUSINESS

We require capital for our operations and failure to raise sufficient funds will cause our operations to cease and your investment will be lost.

A certain amount of capital is required to carry our business until revenue streams are in place. If we are not successful in raising this capital our business will suffer and may fail with loss of the entire investment.


We have minimal operations, have never had any revenues, have no current prospects for future revenues, and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

We have had minimal operations and generated no operating revenues since inception. We have no operating history upon which an evaluation of our future success or failure can be made. As of our last financial statement we had an accumulated deficit of $15,602. We have never had any revenues from operations and we do not have any current prospects for future revenues. Our ability to achieve and maintain profitability and positive cash flow is primarily dependent upon our ability to locate business entities in need of our services. Based upon current plans, we do not expect to incur operating losses in future periods but if sufficient clientele is not available then losses will be incurred.



Our operations are subject to various laws and governmental regulations that could restrict our future operations and increase our operating costs.

Many aspects of our operations are subject to various federal, provincial and local laws and governmental regulations. If these laws and regulations are changed, it may affect both the needed client base and the network of professionals that have been recruited to provide services for the clients.

We depend upon our executive officers and key personnel .

Our performance depends substantially on the performance of our executive officer, namely our President, Lisa Nelson Managements decisions and choices may negatively affect our financial results. In addition, the loss of Ms. Nelsons services could cause irreparable harm that would result in the complete loss of your investment.

Our future success will also depend to a large extent our ability to attract, train, retain and motivate qualified employees for expansion of operations. Competition for talented personnel is intense, and we may not be able to attract highly qualified technical or managerial personnel. In addition, market conditions may require us to pay higher compensation to qualified management and technical personnel than we currently anticipate. Any inability to attract and retain qualified personnel in the future could have a materialadverse affect on our business, prospects, financial condition and results ofoperation.
Since our officers and directors have the ability to be employed by or consult for other companies, their other activities could slow down our operations.

Our officers and directors are not required to work exclusively for us and does not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to his time may arise based on employment by other companies. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that our officer and director will devote between 15 -20 hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch when property visits are required or when extensive analysis of information is needed. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our officers and directors.


Because our current president has other business interests, she may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Lisa Nelson, our president and director, currently devotes approximately fifteen hours per week providing management services to us. While she presently possesses adequate time to attend to our interest, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. The loss of Ms. .Nelson to our company could negatively impact our business development.

RISKS RELATED TO OUR COMMON STOCK

We are selling our offering of 500,000 shares of common stock without an underwriter and may be unable to sell any shares.

Our offering of 500,000 shares is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. She will offer the shares to friends, family members, and business associates, however, there is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Our current management holds significant control over our common stock and they may be able to control our Company indefinitely.

Our management has significant control over our voting stock which may make it difficult to complete some corporate transactions without their support and may prevent a change in control. Our officers and directors, own 48,500,000 shares, or 73.34%, of our outstanding common stock. As a result of this substantial ownership in our common stock, the officers and directors will have considerable influence over the outcome of all matters submitted to our stockholders for approval, including the election of directors. In addition this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

Penny stock rules may make buying or selling our securities difficult, which may make our stock less liquid and make it harder for investors to buy and sell our securities.

Under U.S. federal securities legislation, our common stock will constitute penny stock. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction approve a potential investors account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investors account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the penny stock rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is no liquidity and no established public market for our common stock and we may not be successful at obtaining a quotation on a recognized quotation service. In such event it may be difficult to sell your shares.

There is presently no public market in our shares and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed on our behalf by a market maker for admission to quotation of our securities on the OTC Bulletin Board after this prospectus is declared effective by the SEC. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Bulletin Board and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

We may, in the future, issue additional common shares, which would reduce investors percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock. As of August 10, 2011, the Company had 62,543,487 shares of common stock outstanding. Accordingly, we may issue up to an additional 37,456,513 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our Company.

Though not now, in the future we may become subject to Nevadas control share law. A corporation is subject to Nevadas control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a controlling interest which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved.
If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholders shares.

Nevadas control share law may have the effect of discouraging takeovers of the Company.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and interested stockholders for three years after the interested stockholder first becomes an interested stockholder, unless the corporations board of directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term business combination0 is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporations assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevadas business combination law is to potentially discourage parties interested in taking control of our Company from doing so if it cannot obtain the approval of our board of directors.

USE OF PROCEEDS

Our public offering of 500,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.30. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $150,000 as anticipated.

                      25% of             50% of       75%  of         100% of
                      Shares             Shares       Shares          Shares
                      Sold               Sold         Sold            Sold
GR0SS  PROCEEDS
FROM  OFFERING        $37,500            $75,000     $112,500         $150,000

Legal                  10,000             10,000       10,000           10,000
Accounting  & Audit     5,000              5,000        5,000            5,000
Management Salaries    10,000             15,000       25,000           35,000
Printing                1,000              1,000        1,000            1,000
Consulting Fees         1,000             20,000       30,000           30,000
Office Expense            500              1,000        2,000            3,000
TOTAL EXPENSES        $27,500            $52,000     $ 73,000         $ 83,000

NET ADDITION TO
WORKING CAPITAL       $10,000            $23,000     $ 39,500         $ 66,000

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account.

DETERMINATION OF THE OFFERING PRICE

The offering price of the 500,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities. We will not receive any of the proceeds from the sale of the 14,043, 487,common shares being offered for sale by the selling stockholders, which 14,043,487 share Shares of our common stock may be offered and sold from time to time by the selling stockholders. The selling shareholders will sell our shares at $0.30 per share until our shares are quoted on the OTCBB, and hereafter at prevailing market prices or privately negotiated prices. This price was arbitrarily determined by us.

SELLING STOCKHOLDERS

The common shares being offered for resale by the 30 selling stockholders consist of 14,043,487 shares of our common stock, $0.0001 par value.

The following table sets forth the shares beneficially owned, as of August 10, 2011, by the selling stockholders prior to the offering by existing stockholders contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which she or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 14,043,487 shares of our common stock issued and outstanding as of August 10, 2011. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.



                                     Total
                                     Number of
                                     Shares to be   Total Shares Percentage of
                        Shares       Offered for    Owned After  Shares Owned
                        Owned        the            the Offering After the
Name of                 Before       Shareholder's  is           Offering is
Selling Stockholder     the Offering Account        Complete     Complete

Amanda Borowski		       1,666         1,666	   0		0

Barbara Barbagallo             1,666         1,666         0            0

James Collins                    416           416         0            0

Jennifer Collins                 416           416         0            0

Thomas Gentile                   833           833         0            0

Micshelle Jahnke               2,500         2,500         0            0

John Jahnke                    2,500         2,500         0            0

Joanne Meehan                  1,666         1,666         0            0

Joseph Muter                   1,666         1,666         0            0

Priscilla Muter                1,666         1,666         0            0

Thomas Muter                   1,666         1,666         0            0

Dorothea Serro                   833           833         0            0

Jack Serro                       833           833         0            0

Michael Sysmusiak             10,000        10,000         0            0

Jacob Thompson                 1,000         1,000         0            0

Marshall Varner Sr.            1,666         1,666         0            0

Marshall VarnerJr.             1,666         1,666         0            0

Stephanie Varner               1,666         1,666         0            0

Ryan Wingensoth                1,666         1,666         0            0

Nancy Yates                    1,666         1,666         0            0

Kathy Samarripa                  416           416         0            0

Doug Van Pham                    416           416         0            0

Micshele Elkie                 1,666         1,666         0            0

Tait Elkie                     1,666         1,666         0            0

Pete Dunn                      1,666         1,666         0            0

James Ray                  4,000,000     4,000,000         0            0

Tony Muratore              2,000,000     2,000,000         0            0

Vincent Barbagallo         3,000,000     3,000,000         0            0

Nicole Austin              1,000,000     1,000,000         0            0

Phil Rodakis               4,000,000     4,000,000         0            0

TOTAL                     14,043,487    14,043,487         0            0








None of the selling stockholders has a relationship with us other than as a shareholder, has ever been one of our officers or directors, or is a broker-dealer registered under the Securities Exchange Act, as amended, or an affiliate of such a broker-dealer.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of the statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to the registration statement to reflect any such material changes to this prospectus.




DILUTION

The price of our offering our offering of 500,000 shares is fixed at $0.30 per share. This price is significantly higher than the $0.0001 price per share issued to the Companys officers and directors, for services rendered to the Company. Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of August 10, 2011, the net tangible book value of our shares of common stock was $3,823 or $0.001 per share based upon 63,043,487 shares outstanding.

Existing Stockholders if all of the Shares are Sold

Price per share                                    $          0.30
Net tangible book value per share before offering  $          0.00
Potential gain to existing shareholders            $       150,000
Net tangible book value per share after offering   $         0.002
Increase to present stockholders in net tangible
book value per share after offering                $         0.002
Capital contributions                              $        17,607
Number of shares outstanding before the offering       62,,543,487
Number of shares after offering held by existing
stockholders                                            63,043,487
Percentage of ownership after offering                       98.56%











PLAN OF DISTRIBUTION

Plan of Distribution for the Companys Initial Public Offering of 500,000
Shares

ML CAPITAL GROUP, INC. has 62,543,487 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 500,000 shares of its common stock for sale at the price of $0.30 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Companys selling efforts in the offering, Lisa Nelson will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the safe harbor provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the
Exchange Act). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuers securities. Ms. Nelson is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Nelson will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Nelson is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Nelson will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Nelson will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

ML CAPITAL GROUP, INC. will receive all proceeds from the sale of the 500,000 shares being offered. The price per share is fixed at $0.30 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.
However, sales by the Company must be made at the fixed price of $0.30 until a market develops for the stock.

The Companys shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.30 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which ML CAPITAL GROUP, INC. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

ML CAPITAL GROUP, INC. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Plan of Distribution for the Offering of 14,043,487 Shares by the Selling Stockholders

As of the date of this prospectus, there is no market for our securities.
After the date of this prospectus, we expect to have an application filed with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling stockholders will be offering our shares of common stock at a fixed price of $0.30 per common share. After our common stock becomes eligible for trading on the OTC Bulletin Board, the selling stockholders may, from time to time, sell all or a portion of the shares of common stock on OTC Bulletin Board, in privately negotiated transactions or otherwise. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

After our common stock becomes eligible for trading on the OTC Bulletin Board, the shares of common stock being offered for resale by this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:


ordinary brokerage transactions and transactions in which the broker solicits purchasers;

privately negotiated transactions;

market sales (both long and short to the extent permitted under the federal securities laws);

at the market to or through market makers or into an existing market for the shares;

through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Before our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a price per share of $0.30. After our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above. The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be underwriters within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling stockholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, their broker may offer and sell the pledged shares of common stock from time to time. After our common stock becomes eligible for trading on the OTC Bulletin Board, upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities
Act that may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. T she classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the brokers or dealers duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines ignificant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock,
(i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customers account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchasers written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

REGULATION M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a distribution as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a distribution participant as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

DESCRIPTION OF SECURITIES

ORGANIZATION WITHIN THE LAST FIVE YEARS

On September 27, 2009, the Company was incorporated under the laws of the State of Nevada. We were formed to provide financial consulting services. We are in the exploration stage, and have not realized any revenues from our operations.

Lisa Nelson has served as our President and Chief Executive Officer, Secretary and Treasurer, from September 27, 2009, until the current date. Our board of directors is comprised of :

                         Lisa Nelson
                         Milton Masson
                         Cecil Yates
                          Peck King

We are authorized to issue 100,000,000 shares of common stock, par value $.0001 per share. In October 2009, we issued restricted shares of common stock to our directors, and to consultants as follows :

Lisa Nelson-Director                40,000,000
Milton Masson- Director              8,000,000
Cecil Yates                            250,000
Peck King                              250,000
Anthony  Muratore                    2,000,000
James Ray                            4,000,000
Nicole Austin                        1,000,000
Vincent Barbagallo                   3,000,000
Phil Kadaris                         4,000,000

After the issuance, sold an aggregate of 43,487 shares of common stock to 2 individual purchasers, each of whom paid $0.30 per share of the Companys common stock. Each of the 23 purchasers purchased common stock in consideration for an aggregate purchase price of $13,245.

Markets

We remain in the start up stage. We have not generated revenues yet. However, we intend to acquire new client organizations. The availability of a ready market and the prices obtained for our services will vary with the business cycle, of which we have no control. As a general rule there are small and medium sized companies needing our type of services at all times.

Competition

There are many individuals providing the same services as ML Capital Group, Inc., but none that can provide the depth of our coverage. If we are successful, then it is expected that additional competition will be forthcoming.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are an exploration stage company and currently have no employees. Lisa Nelson, our CEO, and Milton Masson are a non-employee officers and directors of the Company. We intend to hire employees on an as needed basis.

Offices

Our executive offices are currently located at 16810 Avenue of the Fountains., Fountain Hills, AZ 85268. This is the office provided by our Officer and Director Lisa Nelson. We do not pay any rent to Ms Nelson and there is no agreement to pay any rent in the future. Our telephone number is (480) 516-394.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable financial operations in any jurisdiction which we would conduct activities.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of ny pending or potential legal actions.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the specialist common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Capital Market. We may not now and it may never qualify for quotation on the OTC Bulletin Board or be accepted for listing of our securities on the NASDAQ Capital Market.

TRANSFER AGENT

We have engaged Platinum Stock Transfer as transfer agent to serve as transfer agent for shares of our common stock. Platinum Stock Transfer is registered with the Securities and Exchange Commission of the United States.

HOLDERS

As of August 10, 2011, the Company had 62,543,487 shares of our common stock issued and outstanding held by 30 holders of record.

The selling stockholders are offering hereby up to 14,043,487 shares of common stock at a price of $0.30 per share.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our activities progress.
MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are forward-looking statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Our cash balance is $12,317 as of May 31, 2011. We believe our cash balance is not sufficient to fund our limited levels of operations beyond one years time.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $150,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

If we do not obtain the maximum or less than 50% of the maximum proceeds, we may need to borrow additional funds to continue our business plan within next twelve months. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of the development program. We plan to raise additional funding for development by way of a private debt or equity financing, but have not commenced any activities to raise such funds and have no current plans on how to raise such funds.

We believe we can satisfy our cash requirements during the 12 months following completion of our public offering. We will not be conducting any product research or development.

We expect to complete our public offering within 10 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period.

Our operations will be limited due to the limited amount of funds on hand. In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations.

1.
Research on line, attend trade shows and contact our associates in several industrys. We plan to have this list of properties completed after two months following completion of our public offering.

2.
In the third and fourth months after completion of our offering if maximum amount of shares is sold we plan to set up office and acquire the necessary equipment to begin operations. Our officers and directors will handle our administrative duties.



Under our current operating plan, we believe that it is not possible to know when we will start to generate revenue from Operations. We do not have sufficient cash and cash equivalents to execute our operations, and we will need the funds from this offering to commence our planed business activities. We may also need to obtain additional financing to operate our business for the twelve months following completion of our public offering. Additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

If we are unable to find and acquire new client companys, we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our company.

Lisa Nelson, our president will be devoting approximately 48% of her time to our operations. Once we expand operations, Ms. Nelson has agreed to commit more time as required. Because Ms. Nelson will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

From Inception on September 22, 2009 to May 31, 2011

Our loss since inception is $15,602 related primarily to professional fees, a management fees, the incorporation of the Company, bank charges and office supplies. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have offered and exchanged 48,500,000 shares of common stock to our officers and directors, at a purchase price of $0.0001 per share, for aggregate cost of $4,850, and (ii) offered and sold 41,587 shares of our common stock to 23 investors, at a purchase price of $0.30 per share, for aggregate proceeds of $12,915.



LIQUIDITY AND CAPITAL RESOURCES

As of May 31, 2011, the Company had $ 12,317 cash and our liabilities were $8,494, consisting of primarily professional fees, a management fees, the incorporation of the Company, bank charges and office supplies. The available capital reserves of the Company are not sufficient for the Company to remain operational.

To meet a small part our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status.

Our auditors have issued a going concern opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are an exploration stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Management believes that current trends toward lower capital investment in start-up companies, offer challenges to the Companys success over the next year and in future years. Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Companys management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less at least 50% of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

INCOME TAXES

The Company accounts for income taxes under ASC 740 Income Taxes which codified SFAS 109, Accounting for Income Taxes and FIN 48 Accounting for Uncertainty in Income Taxes an Interpretation of FASB Statement No. 109.
Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards modification Topic 820, Disclosures About Fair Value of Financial Instruments, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Companys financial instruments consist primarily of cash.

PER SHARE INFORMATION
The Company computes net loss per share accordance with FASB ASC 205 Earnings per Share FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders
(numerator) by the weighted average number of shares outstanding
(denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Directors and Officers currently serving our Company is as follows:

              Name         Age                Position

Lisa Nelson                                   President, Treasurer,
                                              Director

Milton Masson                                 Secretary, Director

Cecil  Yates                                  Director

Peck King                                     Diector

The directors named above will serve until the next annual meeting of the stockholders or until his respective resignation or removal from office. Thereafter, directors are anticipated to be elected for one-year terms at the annual stockholders meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

DIRECTOR INDEPENDENCE
Our board of directors is currently composed of four members, two do qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by our director and us with regard to our directors business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

Our CEO and director, Lisa Nelson, in not an employee of the Company. Ms Nelson. is an independent contractor/consultant to the Company. We currently have no employees .

CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early exploration stage company and has only one director, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our director and officer has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest of our executive officer and director.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

There are no legal proceedings that have occurred since our incorporation concerning our director, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting ones participation in the securities or banking industries, or a finding of securities or commodities law violations.


EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

NAME            CASH     STOCK	     OPTIONS	  NON	    NON QUAL   TOTAL
                FEES	 AWARDS	     AWARDS	  EQUITY    DEFERRED
                PAID                              INCOME    COMP
                                                  COMP.
TOTAL
LISA NELSON      -        4,000         -           -         -        4,000
MILTON MASSON    -          800         -           -         -          800
PECK KING        -           25         -           -         -           25
CECIL YATES      -           25         -           -         -           25


Our officers and directors have not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to our director serving on our board of directors.

STOCK OPTION GRANTS


We have not granted any stock options to our executive officer since our inception. Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for similar investment companies.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with its officers and directors.

DIRECTOR COMPENSATION

Directors received no compensation since origination of the corporation on September 27, 2009.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of January 26, 2011, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and
(iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using beneficial ownership concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which she or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 62,543,487 shares of our common stock issued and outstanding as of May 31, 2011. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.


BENEFICAL OWNERSHIP BY OFFICERS AND DIRECTORS

Title of Class       Beneficial Owner     Owned Beneficially  % of Class
Common               Lisa Nelson          40,000,000          65%
Common               Milton Masson         8,000,000          15%
Common               Peck King               250,000           0.50%
Common               Cecil Yates             250,000           0.50%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no related party transactions to report.
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commissions Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE


Madsen and Associates are our registered independent auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.





[OUTSIDE BACK COVER PAGE] [OUTSIDE BACK COVER PAGE]

PROSPECTUS

ML CAPITAL GROUP, INC.

500,000 SHARES OF
COMMON STOCK
TO BE SOLD BY ML CAPITAL GROUP, INC.

14,043,487 SHARES OF
COMMON STOCK
TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus no any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until November 8, 2011 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS August 10, 2011


II-1


[pict]
PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling stockholders.

                                                         Amount
                                Item                     (US$)
SEC Registration Fee                                     $   506.55
Transfer Agent Fees                                          750.00
Legal Fees                                                 6,250.00
Accounting Fees                                            7,500.00
Printing Costs                                               500.00
Miscellaneous                                              1,000.00
TOTAL                                                    $16,506.55


INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Companys Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the Nevada Corporate Law), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by her in connection with such action, suit or proceeding if she acted in good faith and in a manner she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify her against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

Since inception the following sales or issuances of unregistered securities has occurred:

October 2009   43,487 shares of common stock sold to 23 individuals for a total
$13,046
October 2009 48,000,000 shares of common stock issued to 2 Officers for Services at $0.0001
October 2009       500,000 shares of common stock issued to  2 Directors for
services at $0.0001
October 2009 14,000,000 shares of common stock issued to 5 consultants for services @ $0.0001

EXHIBITS AND FINANCIAL STATEMENT SCSHEDULES

The following financial statements are filed as part of this registration statement:

ML CAPITAL GROUP, INC.
STATEMENTS OF CASH FLOW
FOR THE YEAR ENDED DECEMBER 31,2010 AND FROM DATE OF INCEPTION
(SEPTEMBER 17,2009) TO DECEMBER 31,2009 AND 2010

                                  From Date of       From Date of
                                  lnception          Inception
                                  (September         (September
                   December       17,2009) to         17, 2009) to
                   31, 2010       December           December 31
                                  31,2009            2010


Net Income (Loss) $  (718)        $                  $   (718)
Adjustments to
reconcile net
income to net cash
provided by (used
by) operating
activities:

Net cash provided
by (used in)
operating activities $(718)                           $   (718)

Cash flows from
investing activities
No investing activities

Net cash provided by
(used in) investing
activities

Cash flows from
financing activities
Cash for stock       12,925                             12,925
Due to Stockholders     470                                470
Net cash provided by
(used in) financing
activities           13.395                             13.395

Net increase
(decrease) in cash
and cash equivalents 12,677                             12,677

Cash and cash equivalents
at beginning of year

Cash and cash
equivalents at end
of year            $ 12,677          $ -               $ 12,677

Supplemental And Non-Cash Information

Cash payments
Interest expense
Income taxes

Non-cash items
Officen' compensalion for stock
Outside services for stock

Total non-cash items
The accompanying notes are an integral part of these audited financial statements.
ML CAPITAL GROUP, INC.
(A Development Stage Company)
Notes to Financial Statement
December 31,2010


Note 1 -Nature of business and basis of presentation

ML CAPITAL GROUP, INC. was incorporated on September 17, 2010, under the laws of the State of Nevada, for the purpose of conducting oil and gas exploration activities.

We are now engaged in the business of locating financing for micro-cap companies and assisting in allowing these clients to complete their business plan.
The Company has not generated any revenues and has not commenced its planned principle activities and is therefore considered to be a development stage company.

Note 2 -Summary of Significant Accounting Policies

Basis of presentation

The Company reports revenues and expenses by using the accrual method of accounting for financial and tax reporting purposes. These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Cash and Cash Equivalents

Cash and cash equivalents include short-term cash investments that have an initial maturity of 90 days or less. The Company has cash and bank deposits only and has no cash equivalents from inception to December 31, 2010.

Fair value of financial instruments

Pursuant to ASC No. 820, Fair Value Measurement and Disclosures, the Company is required to estimate the fair value of all financial instruments included on its balance sheets. The Company's financial instruments consist of cash. The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments.


ML CAPITAL GROUP, INC.
(A Development Stage Company)
Notes to Financial Statement
December 31,2010


Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted pricesfor similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Income Taxes

The Company accounts for income taxes under ASC 740 "Income Taxes" which codified SFAS 109, "Accounting for lncome Taxes" and FIN 48 "Accounting for Uncertainty in Income Taxes -an Interpretation of FASB Statement No. 109." Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differencesbetween the financial statements carrying amounts of existing assets andliabilities and their respective tax bases. Deferred tax assets and liabilitiesare measured using enacted tax rates expected to apply to taxable income in theyears in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of achange in tax rates is recognized in income in the period the enactment occurs.A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

During the year ended December 31,2010 the company incurred net losses, and therefore had no tax liability. The net deferred tax asset generated by the loss to carry forward has been ignored because of the uncertainty that the loss will ever be used.

ML CAPITAL GROUP, INC.
(A Development Stage Company)
Notes to Financial Statement
December 31,2010


The cumulative net loss carry forward is approximately $ 718 as of December 31, 2010, and will expire in the year 2030.

Per share information

The Company computes net loss per share accordance with FASB ASC 205 Earnings per Share FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive. As of December 31, 2010 and 2009 there were no potentially dilutive shares.

Stock-based compensation

The Company has not adopted a stock option plan and therefore has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

Foreign currency translation

Foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Expenses are translated at average rates of exchange during the period. Related translation adjustments are reported as a separate component of stockholders equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

The Company's functional currency and its reporting currency is the United States dollar and need not be translated.

Recent Accounting Pronouncements

The adoption of these accounting standards had the following impact on the Company's statements of income and financial condition:

On January 1, 2009, the FASB issued a new accounting standard related to the disclosure of derivative instruments and hedging activities. This standard expanded the disclosure requirements about an entity's derivative financial instruments and hedging activities including qualitative disclosures about objectives and strategies for issuing derivatives, quantitative disclosures about fair value amounts of any gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features

ML CAPITAL GROUP, INC.
(A Development Stage Company)
Notes to Financial Statement
December 31,2010


in derivative instruments. ML CAPITAL GROUP, INC. had no instruments that fell within the scope of this pronouncement from inception to December 31, 2010.

Effective January 1, 2009, a new accounting standard was issued related to determining whether an instrument (or an embedded feature) is indexed to an entity's own stock, which would qualify as a scope exception from hedge accounting. ML CAPITAL GROUP, INC. had no instruments that fell within the scope of this pronouncement from inception to December 31, 2010.

In August 2009, the FASB issued an amendment to the accounting standards related to the measurement of liabilities that are recognized or disclosed at fair value on a recurring basis. This standard clarifies how a company should measure the fair value of liabilities and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard. This standard is effective on September 17, 2010. ML CAPITAL GROUP. INC. had no instruments that fell within the scope of this pronouncement from inception to December 31, 2010.

In October 2009, the FASB issued an amendment to the accountina standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminates the use of the residual method for allocating arrangement consideration and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, which ML CAPITAL GROUP, INC.
is currently assessing the impact it may have on the Company, became effective for the Company on January 1,2011.

All other recent pronouncements the Company has concluded does not affect the financial presentation of the Company at this time.

Note 4 -Receivable

On December 31. 2010 there are no receivables


ML CAPITAL GROUP, INC.
(A Development Stage Company)
Notes to Financial Statement
December 31,2010


Note 5 -Share capital

We are authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share.

The Company, in October 2010, sold an aggregate of 42,653 shares of common stock to 26 individual purchasers, most of whom paid $0.30 per share of the Company's common stock. Total proceeds from these sales were $12,295.

Note 6 -Subsequent Events

During the five months ended May 31,2011 the Company issued an additional 4,166 shares of common stock for $1,250 cash. It also received back 3,332 shares of stock that were cancelled, returning back the $1,000 previously received for the stock. With the issuance of 48,500,000 shares to Officers and Directors in May 201 1 for services rendered in the amount of $4,850, the Company also issued an additional 14,000,000 shares of common stock to various consultants for services rendered in the amount of $1,400.





ML CAPITAL GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCESHEETS
AS OF MAY 31,2011 AND DECEMBER 31,2010


                         May 31,2011                     December
                         (Unaudited                      31, 2010

ASSETS

Current Assets
Cash                     $     12,317                    $  12,677
Total Current Assets           12,317                       12,677

Total Assets             $     12,317                    $  12,317

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES

Current Liabilities
Accrued Liabilities
and Expenses             $      8,000
Due to Stockholders               494                           470

Total Current Liabilities       8,494                           470
Total Liabilities        $      8,494                    $      470

STOCKHOLDERS EQUITY

Common Stock, Par Value
$0.0001, Authorized
100,000,000 shares;
62,543,487 and 43,130 shares
issued and outstanding as
of May 31, 2011 and December
31, 2010 respectively            6,254                            4

Additional paid in capital      13,171                       12,921

(Deficit) accumulated
during development stage       (15,602)                        (718)

Total Stockholders' Equity $     3,823                    $   12,207

Total Liabilities and
Stockholders Equity        $     12,317                   $   12,577

The accompanying notes are an integral part of these unaudited financial statements

-2 -


ML CAPITAL GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE FIVE MONTHS ENDED MAY 31,201 1 AND 2010
AND FROM DATE OF INCEPTION (SEPTEMBER 17,2009) TO MAY 31,201 1
(UNAUDITED)
                                                           From Inception
                                                           (September 17,
                             May 31, 2011   May 31         2009) to May 31,
                                            2010           2011

Revenues                    $ -             $ -            $ -

Operating Expense

Officer Compensation -Stock
for Services                        4,800     .                     4,800
Professional Services -Stock
for Services                        1,450                           1,450
All Other Operating Expenses        8,634         718               9,352

Total Operating Expense            14,884         718              15,602

Income (Loss) Before
Provision For Income Tax          (14,884)       (718)            (15,602)
Provision For Income Taxes .
Net Income (Loss)           $     (14,884)   $    (718)     $     (15.602)

Earnings (Loss) Per Share

Basic & Diluted Net Income
 (Loss) Per Share           $      (0.033)    $  (0.283)

Basic B Diluted Weighted
Average Shares Outstanding         457,711        2,534

The accompanying notes are an integral part of these unaudited financial statements
-3-
ML CAPITAL GROUP, INC.
(A Development Stage Company)
Notes to Financial Statement
May 31,2011


Note 1 -Nature of business and basis of presentation

ML CAPITAL GROCIP, INC. was incorporated on September 17,2010, under the laws of the State of Nevada, for the purpose of conducting oil and gas exploration activities.

We are now engaged in the business of locating financing for micro-cap companies and assisting in allowing these clients to complete their business plan.
The Company has not generated any revenues and has not commenced its planned principle activities and is therefore considered to be a development stage company

Note 2 -Going concern

These financial statements for the period ended May 31, 201 1 were prepared assuming the company will continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business. During our recent five months ended May 31, 201 1we incurred a net loss of $14,884. We will need to generate significant revenue in order to achieve profitability and we may never become profitable. The going concern paragraph in the independent auditor's report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our common stock.

The Company has not begun principal operations, and as is common with a development stage company, the company has had recurring losses during its development stage. The company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the company does not have significant cash or other material assets, nor does it have an established source of revenue sufficient to cover its operating costs and to allow it to continue as a going concern. In the interim, shareholders of the company have committed to meeting its minimal operating expenses

Note 3 -Summary of Significant Accounting Policies

Basis of presentation

The Company reports revenues and expenses by using the accrual method of accounting for financial and tax reporting purposes. These financial statements are resented in United States dollars and have been Dre~ared in accordance with United States generally accepted accounting principles. he'financial statements for the interim period ended May 31, 2011 and 2010 are not audited. Interim results are not necessarily indicative of the results for the full year. The information included in this


ML CAPITAL GROUP, INC.
(A Development Stage Company)
Notes to Financial Statement
May 31,2011


interim report should be read in conjunction with the audited financial statements of the Company for the most recent year ended December 31, 2010.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Cash and Cash Equivalents

Cash and cash equivalents include short-term cash investments that have an initial maturity of 90 days or less. The Company has cash and bank deposits only and has no cash equivalents from inception to May 31, 2011.

Fair value of financial instruments

Pursuant to ASC No. 820, "Fair Value Measurement and Disclosures," the Company is required to estimate the fair value of all financial instruments included on its balance sheets. The Company's financial instruments consist of cash. The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments.

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.


ML CAPITAL GROUP, INC.
(A Development Stage Company)
Notes to Financial Statement
May 31,2011


lncome Taxes

The Company accounts for income taxes under ASC 740 "lncome Taxes" which codified SFAS 109, "Accounting for lncome Taxes" and FIN 48 "Accounting for Uncertainty in lncome Taxes an Interpretation of FASB Statement No. 109. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

During the five months ended May 31,2011 the company incurred net losses, and therefore had no tax liability. The net deferred tax asset generated by the loss to carry forward has been ignored because of the uncertainty that the loss will ever be used. The cumulative net loss carry forward is approximately $1 5,600 as of May 31, 2011, and will expire in the year 2031.

Per share information

The Company computes net loss per share accordance with FASB ASC 205 "Earnings per Share". FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive. As of May 31, 2011 there were no potentially dilutive shares.

Stock-based compensation

The Company has not adopted a stock option plan and therefore has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.


ML CAPITAL GROUP, INC.
(A Development Stage Company)
Notes to Financial Statement
May 31,2011


Foreign currency translation

Foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Expenses are translated at average rates of exchange during the period. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

The Company's functional currency and its reporting currency is the United States dollar and need not be translated.

Recent Accounting Pronouncements

The adoption of these accounting standards had the following impact on the Company's statements of income and financial condition:

On January 1, 2009, the FASB issued a new accounting standard related to the disclosure of derivative instruments and hedging activities. This standard expanded the disclosure requirements about an entity's derivative financial instruments and hedging activities including qualitative disclosures about objectives and strategies for issuing derivatives, quantitative disclosures about fair value amounts of any gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative instruments. ML CAPITAL GROUP, INC. had no instruments that fell within the scope of this pronouncement from inception to May 31, 2011.

Effective January 1, 2009, a new accounting standard was issued related to determining whether an instrument (or an embedded feature) is indexed to an entity's own stock, which would qualify as a scope exception from hedge accounting. ML CAPITAL GROUP, INC. had no instruments that fell within the scope of this pronouncement from inception to May 31, 2011.

In August 2009, the FASB issued an amendment to the accounting standards related to the measurement of liabilities that are recognized or disclosed at fair value on a recurring basis. This standard clarifies how a company should measure the fair value of liabilities and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard. This standard is effective on September 17, 2010. ML CAPITAL GROUP,


ML CAPITAL GROUP, INC.
(A Development Stage Company)
Notes to Financial Statement
May 31,2011


INC. had no instruments that fell within the scope of this pronouncement from inception to May 31, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminates the use of the residual method for allocating arrangement consideration and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, which ML CAPITAL GROUP, INC. is currently assessing the impact it may have on the Company, became effective for the Company on January 1,2011.

All other recent pronouncements the Company has concluded does not affect the financial presentation of the Company at this time.

Note 4 -Receivable

On May 31,201 1 there are no receivables

Note 5 -Related party transactions

During the period, the Company issued 48,500,000 common shares at par, or $0.0001 per share, to the Company's Officers and Directors for services rendered in the amount of $4,850.

Note 6 -Share capital

We are authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share.

The Company, in October 2010, sold an aggregate of 42,653 shares of common stock to 26 individual purchasers, most of whom paid $0.30 per share of the Company's common stock. Total proceeds from these sales were $12,295.


ML CAPITAL GROUP, INC.
(A Development Stage Company)
Notes to Financial Statement
May 31,2011


During the five months ended May 31, 201 1 the Company issued an additional 4,166 shares of common stock for $1,250 cash. It also received back 3,332 shares of stock that were cancelled, returning back the $1,000 previously received for the stock.

With the issuance of 48,500,000 shares to Officers and Directors in May 2011 for services rendered in the amount of $4.850, the Company also issued an additional 14,000,000 shares of common stock to various consultants for sewices rendered in the amount of $1,400.





ML CAPITAL GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FROM DATE OF INCEPTION (SEPTEMBER 17,2009) TO MAY 31,201 1
AND FROM INCEPTION (SEPTEMBER 17, 2009)


                             Common Stock    Additional    Retained
                                Par Value    Paid In       Earnings
                           Shares $0.0001    Capital       (Deficit) Net Equity

Balances September 17,
2009 (date ofinception)

                            -     $          $ -           $ -        $
No activity through December
31, 2009                    -     $ -        $ -           $ -        $

Balance December 31,2009 --

Common Stock Issued:
Common Stock for Cash      42,653       4        12,921                12,925
Net (Loss) for Year End
December 31, 2010                                               (718)    (718)

Balance December 31,2010   42,653       4        12,921         (718)   12,207

Common Stock Issued
(Unaudited):
Common Stock for Cash       4,166       -         1,250                  1,250
Common Stock Returned
-Subscription
Cancelled                  (3,332) -             (1,000)               (1,000)
Common Stock for
Services               62,500,000    6,250                               6,250


Net Income (Loss) for
the Five Months
Ended May 31, 2011
(Unaudited)                                                   (14,884) (14,884)

Balance March 31, 2011
(Unaudited)            62,543,487   $6,254      $ 13,171     $(15,602)   $3,823

The accompanying notes are an integral part of these unaudited financial statements


ML CAPITAL GROUP, INC.
STATEMENTS OF CASH FLOW
FOR THE FIVE MONTHS ENDED MAY 31,201 1 AND 2010
AND FROM DATE OF INCEPTION (SEPTEMBER 17,2009) TO MAY 31,2011
(UNAUDITED)

                                                                   From Date of
                                                                   Inception
                                                                   (September
                      May 31,                                      17, 2009) to
                      2011             May 31,2010                 Mav 31.2011

Net Income (Loss)    $ (14,884)            $ (718)                 $  (15,602)
Adjustments to
reconcile net income
to net cash provided
by (used by) operating
activities:

Officers' compensation
for stock                 4,800                                         4,800
Stock for outside
services                  1,450                                         1,450
Increase (decrease)
in accounts payable       8,000                                         8,000

Net cash provided by
(used in) operating
activities                 (634)              (718)                    (1,352)

Cash flows from
investing activities
No investing activities

Net cash provided by
(used in) investing activities --

Cash flows from financing
activities
Cash for stock              1,250            12,925                     14,175
Stock cancelled, cash
returned                   (1,000)                                      (1,000)
Due to Stockholders            24               470                        494

Net cash provided by
(used in) financing
 activities                   274            13,395                     13,669

Net increase (decrease)
in cash and cash
equivalents                  (360)           12,677                     12,317

Cash and cash equivalents
at beginning of year        12,677

Cash and cash equivalents
at end of year              12,317           12,677                     12,317

Supplemental And Non-Cash Information

Cash payments
Interest expense
Income taxes

Non-cash items
Officers' compensation for
stock                        4,800                                       4,800
Outside services for stock   1,450                                       1,450

Total non-cash items         6,250                                       6,250

The accompanying notes are an integral part of these unaudited financial statements.

Board of Directors

ML Capital Group, Inc.







REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We have audited the accompanying balance sheets of ML Capital Group, Inc.

(A Development Stage Company) as of December 31, 2010 and 2009 and the statements of operations, stockholders equity and cash flows for the year ended December 31, 2010, and for the period from inception on September 17, 2009 to December 31, 2009 and 2010. These consolidated financial statements are the responsibility of the Companys management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.



We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (PCAOB). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the companys internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used, significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, these financial statements referred to above present fairly, in all material aspects, the financial position of the Company as of December 31, 2010 and 2009, and the results of its operations and cash flows for the year ended December 31, 2010, and for the period from the date of inception on September 17, 2009 to December 31, 2009 and 2010, in conformity with accounting principles generally accepted in the United States of America.

 .

s/Madsen & Associates CPAs, Inc.

Madsen & Associates CPAs, Inc.

August 11, 2011

Salt Lake City, Utah
















The following exhibits are filed as part of this registration statement:




Exhibit          Description

 1               Articles of Incorporation of Registrant
 2               Bylaws of the Registrant
 3               Opinion of Law Offices of Michael W. Berg, regarding the
                 legality of the securities being registered with
                 Consent of Law Offices of Michael W. Berg, PLLC included
 4               Consent of  Madsen & Assoc. CPA

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:





(i)
Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;





(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.





(iii)
To include any material information with respect to the plan of distribution no previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:





(i)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in Carson City, Nevada, on the 27th day of January 2011.







                             ML CAPITAL GROUP, INC.
                                  (Registrant)
                             By:  /s/ Lisa Nelson
                             Name:  Lisa Nelson
                             Title:  President and Chief Executive Officer
                            (Principal Executive Officer and Principal
                             Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lisa Nelson, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for her and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of ML CAPITAL GROUP, INC., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature           Title                                    Date
/s/ Lisa Nelson     President and Chief Executive Officer,   October 4, 2011
Lisa Nelson         Secretary, Treasurer and Director